UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2026

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

915 Meeting Street
Suite 600
North Bethesda, Maryland	20852
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (301) 592-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CHH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2026, the Board of Directors (the “Board”) of Choice Hotels International, Inc. (the “Company”) appointed Dominic E. Dragisich, the Company’s Interim Chief Executive Officer (“CEO”), as the Company’s President and CEO, effective August 31, 2026, and appointed Mr. Dragisich as a director, effective August 31, 2026, for a term expiring at the 2027 Annual Meeting of Shareholders. In addition, and in connection with the pending appointment of Mr. Dragisich as the Company’s President and CEO and as a director, on August 30, 2026, Patrick S. Pacious, former President and CEO, notified the Company of his resignation from the Board, effective August 31, 2026, which resignation also coincides with the expiration of Mr. Pacious’ pre-arranged transitional role as an advisor to the Company.

Mr. Dragisich, age 44, has served as the Company’s Interim CEO since May 20, 2026. Previously, Mr. Dragisich served as the Company’s Chief Growth & Strategy Officer from March 2026 to May 2026, Executive Vice President, Operations and Chief Global Brand Officer from September 2023 to March 2026, and Chief Financial Officer from March 2017 to September 2023. Prior to joining the Company, he was employed by XO Communications as Chief Financial Officer from July 2015 to February 2017 and Vice President, Financial Planning and Analysis and Strategic Finance from September 2014 to July 2015. Before that, he held several management positions at Marriott International, NII Holdings, Inc., and Deloitte from 2004 to 2014.

Mr. Dragisich has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Dragisich and any other person pursuant to which Mr. Dragisich was selected as the President and CEO, and there are no transactions involving Mr. Dragisich that would be required to be reported under Item 404(a) of Regulation S-K.

In connection with his appointment as President and CEO, Mr. Dragisich’s compensation will consist of: (i) an annual base salary of $1,000,000, (ii) a target incentive opportunity under the Company’s short-term incentive plan of 150% of annual base salary, (iii) a minimum target incentive opportunity for an annual equity grant award value under the Company’s long-term incentive program for 2027 of at least $4,000,000, subject to applicable program terms and conditions, (iv) acceleration of Mr. Dragisich’s previously approved $500,000 cash bonus originally scheduled to be paid after December 31, 2026, and (v) a one-time equity award with a grant date value equal to $1,000,000 in the form of restricted stock units that cliff vest (subject to continuous employment through the date of such vesting) on the third anniversary of the grant date. Mr. Dragisich will remain eligible to participate in the Company’s other benefit and retirement programs.

In connection with the appointment of Mr. Dragisich as President and CEO, the Company and Mr. Dragisich entered into an Amended and Restated Non-Competition, Non-Solicitation & Severance Benefit Agreement (the “SBA”), effective August 31, 2026. The SBA amends and restates the prior Non-Competition, Non-Solicitation and Severance Benefit Agreement between the Company and Mr. Dragisich, dated March 6, 2017, as amended on December 31, 2025, by, among other things:

●	clarifying the definitions of certain defined terms, including “Change in Control,” “Confidential Information,” “Good Reason,” and “Severance Benefit Period”;

●	extending the non-competition and non-solicitation periods from 70 weeks to two years;

●

updating the structure and terms of the severance benefits payable to Mr. Dragisich, including providing for a lump sum severance payment equal to 200% of base salary and bonus opportunity, providing for eligibility to receive any earned but unpaid annual bonus for any fiscal year prior to the fiscal year in which a termination occurs based on actual Company performance and assuming 100% achievement of his management objectives, and conforming the duration of the severance benefit periods;

●	revising the terms on which the Company will provide continued health care contributions following termination of employment;

●	increasing the severance payments in the event of a Change in Control Termination (as defined in the SBA) from 200% to 250%;

●	adding a “best after-tax” provision addressing the potential application of Sections 280G and 4999 of the Internal Revenue Code (the “Code”);

●	clarifying that all amounts payable under the SBA are subject to all applicable tax withholding;

●	clarifying that all parties to the agreement knowingly and voluntarily waive their rights to a jury trial;

●

clarifying that the SBA does not restrict Mr. Dragisich’s rights to communicate with government agencies or participate in investigations, affirming his rights under the National Labor Relations Act and providing notice under the Defend Trade Secrets Act regarding protected disclosures of trade secrets in certain contexts;

●	adding a more detailed provision addressing matters under Section 409A of the Code; and

●	making certain other conforming and administrative clarifications.

The foregoing description of the SBA does not purport to be complete and is qualified in its entirety by reference to the SBA, which is filed as Exhibit 10.1 hereto.

A copy of the press release regarding this announcement is furnished as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Amended and Restated Non-Competition, Non-Solicitation & Severance Benefit Agreement, dated August 31, 2026, between Choice Hotels International, Inc. and Dominic E. Dragisich

Exhibit 99.1	Press Release of the Company, dated August 31, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2026	/s/ Jeffrey W. Lobb
Jeffrey W. Lobb
Senior Vice President, General Counsel & Secretary